                                                                      EX-99.p.20

                                 CODE OF ETHICS

                                    ________

                                Eaton Vance Corp.

                             Eaton Vance Management

                         Boston Management and Research

                         Eaton Vance Investment Counsel

                         Eaton Vance Distributors, Inc.

                                Eaton Vance Funds

Effective: September 1, 2000
           (as revised May 1, 2008)

                                TABLE OF CONTENTS

Table of Contents

Governing Principles

Part I.         Policy on Personal Securities Transactions

Part II.        Code of Business  Conduct and Ethics for Directors,  Officers
                and Employees

General Provisions

Appendix 1.     Procedures for Policy on Personal Securities  Transactions
                (not part of the Code of Ethics)

Appendix 2.     Policies to Implement Eaton Vance's Policy Against Insider
                Trading
                (not part of the Code of Ethics)

Appendix 3.     Restricted  Securities  List  Procedures
                (not part of the Code of Ethics)

                              GOVERNING PRINCIPLES

You have the  responsibility  at all times to place  the  interests  of  Clients first, to not take advantage of Client transactions, and to avoid any conflicts, or the  appearance  of conflicts,  with the interests of Clients.  The Policy on
Personal  Securities   Transactions  provides  rules  concerning  your  personal
transactions   in  Securities  that  you  must  follow  in  carrying  out  these responsibilities.  You also have a responsibility to act ethically, legally, and in the best  interests of Eaton Vance and our Clients at all times.  The Code of
Business  Conduct and Ethics sets forth rules regarding these  obligations.  You are expected not only to follow the specific  rules,  but also the spirit of the
Code of Ethics. The Company is required by law to have a Code of Ethics, but the
Eaton Vance Code of Ethics goes well beyond the minimum legal requirements.

                                     PART I

                                    POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS

                                 ______________

                                   DEFINITIONS

     Company refers to each of Eaton Vance Corp.  (EVC),  Eaton Vance Management
(EVM),  Boston  Management and Research (BMR),  Eaton Vance  Investment  Counsel
(EVIC), and Eaton Vance Distributors, Inc. (EVD), and each Fund.

     Fund is each investment company registered under the Investment Company Act of  1940  for  which  EVM or BMR  acts as the  investment  adviser  or,  if such investment company has no investment  adviser,  for which EVM or BMR acts as the administrator/manager  (non-advisory) and EVD acts as the principal distributor.
Sub-advised  Fund is each  investment  company  registered  under the Investment
Company  Act of 1940 for  which EVM or BMR acts as the  investment  sub-adviser.
Non-advised Portfolio is each investment company registered under the Investment
Company Act of 1940 which has an investment  adviser or  sub-adviser  other than
EVM or BMR, and in which a Fund invests all of its investable assets.

     Client is any person or entity, including a Fund, a Sub-advised Fund, and a client for which EVM, BMR or EVIC provides investment advisory services.

     Access Person is each of the following:

     (1)  a director, trustee, or officer of a Fund, of EVM, of BMR, or of EVIC;

     (2)  a director, trustee, or officer of a Non-advised Portfolio, who is not also  an  employee  or  officer  of the  investment  adviser  of  such
          Non-advised Portfolio;

     (3)  an employee,  consultant,  or intern of EVC, EVM, BMR, EVIC, or a Fund who, in connection with his or her regular functions or duties, makes, participates in, or has access to nonpublic  information regarding the purchase or sale of Securities by a Client,  or whose functions relate to the making of any recommendations  with respect to the purchases or sales (including a portfolio manager, investment counselor, investment
          analyst,  member  of  the  trading  department,   most  administrative
          personnel  in  the  investment   counselor   department,   the  equity
          investment  department,  and each income  investment  department,  and certain  members of the  information  technology  department  and fund administration  department)  or who,  in  connection  with  his or her regular functions has access to nonpublic  information  regarding such recommendations (including certain

          members  of  the  fund   administration   department  and  information
          technology department);

     (4)  an employee,  consultant,  or intern of EVC, EVM, BMR, EVIC, or a Fund who, in  connection  with his or her regular  functions  or duties has access to nonpublic information regarding portfolio holdings of a Fund
          or  Sub-advised  Fund  (including  a  portfolio  manager,   investment
          analyst,  member  of  the  trading  department,   most  administrative
          personnel  in  the  equity  investment   department  and  each  income
          investment   department,   and  certain  members  of  the  information
          technology department,  corporate communications  department, and fund administration department);

     (5)  a natural  person in a control  relationship  to a Fund or EVM, BMR or
          EVIC who obtains nonpublic information concerning recommendations made to the Fund or other  Client  with  regard to the  purchase or sale of
          Securities by the Fund or other Client;

     (6)  a director or officer of EVD who, in the ordinary  course of business, makes,  participates  in,  obtains or, in EVD's  judgment,  is able to obtain  nonpublic  information  regarding,  the  purchase  or  sale of
          Securities  by a Fund,  or whose  functions  or duties in the ordinary course of  business  relate to the making of any  recommendation  to a
          Fund regarding the purchase or sale of Securities.

Employees  and  officers  of  an  investment   adviser  or  sub-adviser  of  any
Non-advised  Portfolio will be covered by the code of ethics of that  investment adviser  or  sub-adviser.  If any Fund or  Sub-advised  Fund  has an  investment adviser or sub-adviser other than EVM or BMR, the employees and officers of that investment  adviser or sub-adviser will be covered by the code of ethics of that investment  adviser  or  sub-adviser.  The codes of  ethics  of each  investment adviser or sub-adviser to a Fund or Non-advised  Portfolio other than EVM or BMR will be  approved  by the Board of  Trustees  of the Fund,  Sub-advised  Fund or
Non-advised Portfolio, as appropriate.

Investment Professional is each of the following:

     (1)  an employee of EVC, EVM, BMR, EVIC, or of a Fund or Sub-advised  Fund, who, in connection with his or her regular functions or duties,  makes or  participates in making  recommendations  regarding the purchase or sale of  Securities  by the  Fund,  Sub-advised  Fund or other  Client
          (including  a  portfolio  manager,  an  investment  counselor,  and an investment analyst); and

     (2)  a  natural  person  who  controls  a Fund or EVM,  BMR or EVIC and who obtains  information  concerning  recommendations  made to the Fund or other Client with regard to the purchase or sale of  securities by the
          Fund or other Client.

Every Investment Professional is also an Access Person.

     Reporting Person is each registered representative and registered principal of EVD.

     Independent Fund Trustee is a trustee of a Fund or a Non-advised  Portfolio who is  not  an  "interested  person"  of the  fund  (as  determined  under  the
Investment Company Act of 1940).

     Immediate Family of any person includes his or her spouse,  minor children, and relatives living in his or her principal residence.

     Securities  means  notes,  stocks,  treasury  stocks,  bonds,   debentures,
evidences of  indebtedness,  certificates  of interest or  participation  in any
profit  sharing  agreement,  collateral  trust  certificates,   pre-organization
certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, puts, calls, straddles, options, or  privileges on any security  (including a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value thereof), or puts, calls,  straddles,  options, or privileges entered into on a national securities exchange relating to foreign currency,  or, in general, any interests or instruments commonly known as "securities," or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing,  but do not include  shares issued by open-end  investment  companies registered  under the  Investment  Company  Act of 1940  except as noted  below, direct obligations of the government of the United States,  bankers acceptances, bank certificates of deposit,  commercial paper, or high quality short-term debt instruments,  including  repurchase  agreements.  Shares of Funds or Sub-advised
Funds (unless the Fund or Sub-advised Fund is a money market fund) and shares of exchange traded funds (whether organized as an open-end  investment company or a unit investment trust) are Securities for the purposes of this Policy.

     Initial Public  Offering means an offering of securities  registered  under the  Securities  Act of 1933,  the  issuer  of  which,  immediately  before  the registration,  was not subject to the reporting  requirements  of sections 13 or
15(d) of the Securities Exchange Act of 1934.

     Limited Offering means an offering that is exempt from  registration  under the  Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504,  rule 505 or rule 506 under the  Securities  Act of 1933. A Limited
Offering thus includes an offering commonly referred to as a private  placement, as well as a non-public  offering in limited  amounts  available only to certain investors.  A  Limited  Offering  includes  any  offer  to you to  purchase  any
Securities,  whether stock, debt securities,  or partnership interests, from any entity,  unless those Securities are registered under the Securities Act of 1933
(that is, are publicly offered/publicly traded Securities).

     Large  Cap  Issuer  is an  issuer  of  Securities  with  an  equity  market capitalization of more than $2 billion.

A.   Applicability of the Policy

     Who is  Covered.  A part of this Policy  applies to all Company  employees.
Other parts apply only to Access Persons, Investment Professionals, or Reporting
Persons. The Company will notify you if you are in one of these categories.

     This Policy covers not only your personal Securities transactions, but also those of your  Immediate  Family (your  spouse,  minor  children,  and relatives living in your principal residence).

     What Accounts are Covered.  This Policy applies to Securities  transactions in all accounts in which you or members of your  Immediate  Family have a direct or indirect beneficial interest,  unless the Compliance Attorney determines that you or they have no direct or indirect  influence  or control  over the account.
Normally, an account is covered by this Policy if it is (a) in your name, (b) in the name of a member of your Immediate Family, (c) of a partnership in which you or a member of your  Immediate  Family  are a partner  with  direct or  indirect investment discretion, (d) of a trust of which you or a member of your Immediate
Family  are a  beneficiary  and a trustee  with  direct or  indirect  investment discretion,  and (e) of a closely held  corporation  in which you or a member of your  Immediate  Family  hold  shares  and have  direct or  indirect  investment discretion.

B.   Rules Applicable to All Employees

     Reminder:  When  this  Policy  refers  to  "you" or your  transactions,  it includes your  Immediate  Family and accounts in which you or they have a direct or indirect beneficial  interest.  See section A, "Applicability of the Policy,"
above.  The procedure for  obtaining  pre-clearance  is explained in Appendix 1,
Procedures for Policy on Personal Securities Transactions ("Procedures").

     1. Pre-clearance:  EVC Stock. You must pre-clear all purchases and sales of
EVC stock with the  Treasurer  of EVC,  except that you do not have to pre-clear
(1)  purchases  pursuant  to the  EVC  Employee  Stock  Purchase  Plan or to the
exercise  of any EVC stock  option  agreement,  (2) bona fide gifts of EVC stock that you  receive,  (3) bona fide gifts of EVC stock that you make to  nonprofit organizations qualified under Section 501(c)(3) of the Internal Revenue Code, or
(4)  automatic,  non-voluntary  transactions,  such as  stock  dividends,  stock splits,  or  automatic  dividend  reinvestments.  NOTE:  The purchase or sale of publicly traded options on Eaton Vance stock is prohibited.

     There are times when  transactions  in EVC stock are routinely  prohibited, such as prior to releases of earnings information. Normally you will be notified of these blackout periods.

     2. Pre-clearance:  Certain Eaton Vance Closed-End Funds. You must pre-clear all purchases and sales of shares of  exchange-listed,  closed-end Funds. You do not  have to  pre-clear  transactions  in  shares  of  Eaton  Vance  closed-end, continuously  offered  bank

loan interval Funds,  which are more similar to open-end funds. You may obtain a list of all of these Funds from the Chief Compliance Officer.

     3. Reporting  Requirements.  You must ensure that the broker-dealer you use sends to the Compliance  Assistant  copies of confirmations of all purchases and sales of EVC stock and of Eaton Vance closed-end Funds that you were required to pre-clear.  If you are an Access  Person  required  to file  reports of personal
Securities transactions, these purchases and sales must be included.

     4. Prohibited  Transactions.  You are prohibited from purchasing or selling any  security,  either  personally  or for  any  Client,  while  you  are in the possession of material,  non-public  information  concerning the security or its issuer. Please read Appendix 2 to the Code of Ethics, Policies and Procedures in
Prevention of Insider Trading.

     5.  Transactions in Shares of Funds and Sub-advised  Funds and Interests in
Non-advised  Portfolios.  You must comply with all prospectus  restrictions  and limitations on purchases,  sales or exchanges of Fund or Sub-advised Fund shares or  Non-advised  Portfolio  interests  when you purchase,  sell or exchange such shares or interests.

     6.  Reporting  Violations.  If you have knowledge of any violations of this
Code,  you must  promptly  report,  in good faith,  the  situation  to the Chief
Compliance Officer.

C.   Rules Applicable to Reporting Persons

     In addition to the "Rules  Applicable to All Employees" in section B above, if you are a Reporting Person, you are required to provide the following reports of your  Securities  accounts to the  Compliance  Assistant.  Remember that your reports  also  relate to  members  of your  Immediate  Family  and the  accounts referred to under section A, "Applicability of the Policy," above. Please review the definition of Securities in the "Definitions"  section of the Code of Ethics above.  Securities include not only publicly traded stocks and bonds,  including shares of EVC, all closed-end  funds (including  interval funds),  and Funds and
Sub-advised  Funds,  but also stock in closely  held  corporations,  partnership interests, and derivatives.  Securities do not include shares issued by open-end investment  companies registered under the Investment Company Act of 1940 (other than the Funds and Sub-advised  Funds),  direct obligations of the government of the United States, bankers acceptances, bank certificates of deposit, commercial paper,  or  high  quality  short-term  debt  instruments,  including  repurchase agreements.

     1. Initial Report of Accounts. Within ten (10) days of becoming a Reporting
Person,  you must  submit  to the  Compliance  Assistant  a  report  of all your
Securities accounts covered by the Policy. The report must include the following information:

     a.   Account name;
     b.   Name of broker, dealer or bank;
     c.   Account number; and
     d.   Date account was opened.

     2.  Report of New  Accounts.  Prior to opening any new  Securities  account covered  by the  Policy  or  placing  an order for the  purchase  or sale of any
Security  with any new broker,  dealer or bank,  you must submit a report to the
Compliance Assistant including the information outlined in section C.1 above.

     3. Quarterly Account Report.  Within thirty (30) days after the end of each calendar quarter,  you must submit to the Compliance  Assistant a report of your
Securities accounts including the information outlined in section C.1 above.

     Note:  If as of  May  1,  2008  you  were  (a)  subject  to  the  reporting requirements  under the  "Personal  Securities  Transactions"  section  of EVD's
Written  Supervisory  Procedures and (b) in compliance with those  requirements, you will not be  required  to submit the report  required  by  section  C.1.  In addition, if you are both a Reporting Person and an Access Person under the Code of  Ethics  and you  comply  with  all the  requirements  of  section  D  "Rules
Applicable  to Access  Persons"  you will not be  required  to submit the report required by section C.3.

D.   Rules Applicable to Access Persons

     If you are an Access  Person,  you are subject to the following  rules,  in addition to the "Rules Applicable to All Employees" in section B above.

     Reminder:  When  this  Policy  refers  to  "you" or your  transactions,  it includes your  Immediate  Family and accounts in which you or they have a direct or indirect beneficial  interest,  and over which you or they exercise direct or indirect  influence or control.  See section A,  "Applicability  of the Policy,"
above.  Check the definition of "Securities" and of other  capitalized  terms in the "Definitions" section of the Code of Ethics above.

     1.  Pre-Clearance:  All  Securities.  You must  pre-clear all purchases and sales of Securities, except that you do not have to pre-clear:

     (1)  a purchase of equity  Securities  of a Large Cap Issuer (with a market capitalization  of  more  than  $2  billion),  if the  value  of  such purchase,  together  with the  value all of your  purchases  of equity
          Securities  of that  Large Cap  Issuer in the  previous  six (6) days, would not exceed $25,000;

     (2)  a sale of equity  Securities  of a Large Cap  Issuer,  if the value of such  sale,  together  with the  value  all of your  sales  of  equity
          Securities  of that  Large Cap  Issuer in the  previous  six (6) days, would not exceed $25,000;

     (3)  a purchase of investment grade,  non-convertible  debt Securities,  if the  value  of such  purchase,  together  with the  value  all of your purchases of investment grade,  non-convertible debt Securities of the same issuer in the previous six (6) days, would not exceed $25,000;

     (4)  a sale of investment grade,  non-convertible  debt Securities,  if the value of such  sale,  together  with the  value  all of your  sales of investment

          grade,  non-convertible  debt  Securities  of the same  issuer  in the previous six (6) days, would not exceed $25,000;

     (5)  a purchase  (including through an exchange) of Securities of a Fund or a Sub-advised Fund;

     (6)  a redemption  (including  through an exchange) of Securities of a Fund or a Sub-advised Fund;

     (7)  a purchase of any put, call,  straddle,  option,  or privilege entered into on a national  securities  exchange relating to foreign currency, if the  value of such  purchase  together  with the  value of all such purchases  with  respect to a given  currency in the  previous six (6)
          days would not exceed $25,000;

     (8)  a sale of any put, call,  straddle,  option, or privilege entered into on a national securities exchange relating to foreign currency, if the value of such  sale  together  with the value of all such  sales  with respect to a given  currency  in the  previous  six (6) days would not exceed $25,000

     (9)  a bona fide gift of Securities that you receive or a bona fide gift of
          Securities that you make to any nonprofit organization qualified under
          Section 501(c)(3) of the Internal Revenue Code ;

     (10) an automatic,  non-voluntary  transaction,  such as a stock  dividend, stock split, spin-off, and automatic dividend reinvestment; or

     (11) a transaction  pursuant to a tender offer that is applicable  pro rata to all stockholders.

     The exemptions from  pre-clearance  in clauses (1) through (4) above do not apply to  trading  in any  Security  that is  placed on a  restricted  list (for example, because the Company is in the possession of material inside information about the issuer). Further, the Chief Compliance Officer may suspend your use of the  exemptions  from  pre-clearance  in clauses  (1)  through  (8) if he or she
concludes  that  you  have  engaged  in  excessive   personal  trading  or  that
pre-clearance by you is otherwise warranted.

     You are responsible for determining if an issuer is a Large Cap Issuer; you
may  consult  an  appropriate  Internet  website  for  this  purpose,   such  as
Yahoo:Finance.  Remember that you must always  pre-clear all purchases and sales of EVC stock even if EVC is a Large Cap Issuer. See section B.1, "Pre-Clearance:
EVC  Stock,"  above.  Investment  Professionals  have  additional  pre-clearance
obligations.   See  section  E,  "Additional   Rules  Applicable  to  Investment
Professionals," below.

     You will not receive  pre-clearance  of a transaction for any Security at a time when  there is a pending  buy or sell  order for that same  Security  for a
Client,  or when other  circumstances  warrant  prohibiting a  transaction  in a particular  Security.  Remember that the term "Security" is broadly defined. For example,  an option on a Security is itself a Security,  and the purchase,  sale and exercise of the option is subject to pre-clearance. A pre-clearance approval normally  is valid  only  during  the day on which  it is  given.  Pre-clearance procedures are set forth in the attached Procedures.

     If you are a fund  trustee who is not an employee of a Company,  you do not have to pre-clear a  transaction  unless you knew or, in the ordinary  course of fulfilling your official duties as a trustee,  should have known that during the fifteen  (15) day  period  immediately  before or after  your  transaction  in a
Security, the fund purchased or sold the Security, or the fund or its investment adviser considered purchasing or selling the Security.

     2. Holding Period: Eaton Vance Closed-End Funds.  Directors and officers of closed-end  Funds  (including  bank loan  interval  Funds),  and certain  Access
Persons  involved  in  managing  such  Funds,  are  prohibited  by  the  federal securities laws from purchasing and selling,  or selling and purchasing,  shares of these Funds within six (6) months,  and must file SEC Forms 4 regarding their transactions  in shares of these funds.  If you are in this category,  the Chief
Compliance Officer (or his designee within the Legal Department) will notify you and assist you in filing these Forms, and you will not receive pre-clearance for any purchase or sale that would violate the six-month restriction. Therefore, if you are in this category,  you should expect to hold the shares you purchase for at least six (6) months.

     3. Prohibited and Restricted  Transactions.  The following transactions are either prohibited without prior approval, or are discouraged,  as indicated. The procedures for obtaining approval are in the Procedures, attached as Appendix 1.
These  restrictions  do not apply to fund  trustees  who are not  employees of a
Company.

     a. Initial Public Offerings.  You may not purchase or otherwise acquire any
Security in an Initial Public  Offering.  You may apply to the Chief  Compliance
Officer and the  Investment  Compliance  Officer for prior  written  approval to purchase or acquire a Security in an Initial Public Offering,  but approval will be  granted  only  in  rare  cases  that  involve  extraordinary  circumstances.
Accordingly,  the  Company  discourages  such  applications.  You might be given approval to  purchase a Security in an Initial  Public  Offering,  for  example, pursuant to the  exercise of rights you have as an existing  bank  depositor  or insurance  policyholder  to acquire the Security in  connection  with the bank's conversion  from  mutual or  cooperative  form to stock form,  or the  insurance company's  conversion  from mutual to stock form.  The Company  must  maintain a record of any approval to acquire a Security in an Initial Public Offering, with the reasons  supporting the approval,  for at least five (5) years after the end of the fiscal year in which the approval is granted.

     b.  Limited  Offerings.  You may not  purchase  or  otherwise  acquire  any
Security in a Limited  Offering,  except with the prior  approval from the Chief
Compliance  Officer and the  Investment  Compliance  Officer.  (Remember  that a
Limited  Offering,  as defined,  includes  virtually  any Security that is not a publicly  traded/listed  Security.) Such approval will only be granted where you establish that there is no conflict or appearance of conflict with any Client or other possible  impropriety  (such as where the Security in the Limited Offering is  appropriate  for  purchase by a Client,  or when your  participation  in the
Limited Offering is suggested by a person who has a business  relationship  with any  Company  or expects  to  establish  such a  relationship).  Examples  where approval might be

                                       10

granted,  subject  to the  particular  facts and  circumstances,  are a personal investment in a private fund or limited  partnership  in which you would have no involvement  in making  recommendations  or decisions,  or your  investment in a closely held  corporation or  partnership  started by a family member or friend.
The Company  must  maintain a record of any  approval to acquire a Security in a
Limited Offering,  with the reasons  supporting the approval,  for at least five
(5) years after the end of the fiscal year in which the approval is granted.

     c. Short Sales.  You may not sell short any  Security,  except that you may
(i) sell short a Security  if you own at least the same  amount of the  Security you sell  short  (selling  short  "against  the box") and (ii) sell  short  U.S.
Treasury  futures  and stock index  futures  based on the S&P 500 or other broad based stock indexes.

     d. Naked Options. You may not engage in option transactions with respect to any Security, except that you may purchase a put option or sell a call option on
Securities  that  you  own.  You  may  not  engage  in the  purchase  or sale of publicly-traded options on shares of Eaton Vance stock.

     e.  Short-term  Trading.  You are  strongly  discouraged  from  engaging in excessive  short-term trading of Securities.  The purchase and sale, or sale and purchase,  of the same or  equivalent  Securities  within  sixty  (60)  days are generally regarded as short-term trading.

     4.  Prohibited  Transactions:  Bank Loan  Department.  If you are an Access
Person in the Bank Loan  Department,  you may not  purchase or sell any Security issued  by an  entity  that  is the  borrower  under a loan  interest  held in a
Client's  portfolio.  In  addition,  you may not  purchase or sell any  Security issued by an entity that is the borrower  under a loan  interest  that was or is being evaluated for purchase for a Client and was not purchased, until the 181st day after the decision was made not to purchase the loan interest.

     5. Prohibited Transactions:  Equity and Counselors Departments.  If you are
an Access Person in the Equity or Counselors Department, you may not purchase or sell any  Security  until the seventh  (7th ) day after any (a)  Analyst  Select
Portfolio  activity  regarding  that  Security  (whether an addition,  increased position,  deletion,  decreased position,  or rating change), or (b) addition or deletion of such Security from the Counselors Focus Portfolio,  or (c) change in the rating of that Security in the Monitored  Stock List (i) from 1, 2 or 3 to 4 or 5, or (ii) from 3, 4 or 5 to 1 or 2, in each case to provide  sufficient time for Client  transactions in that Security  before personal  transactions in that
Security.  In addition,  the Chief  Compliance  Officer may require other Access
Persons with access to any of the Analyst  Select  Portfolio,  Counselors  Focus
Portfolio  or  Monitored  Stock  List  to  adhere  to the  restrictions  in this paragraph  upon  written  notice to such Access  Person by the Chief  Compliance
Officer.

     6. Prohibited Transactions:  Managed Account Operations Department.  If you
are an Access Person in the Managed Account Operations  Department,  you may not

                                       11

purchase or sell any Security until the second (2nd) day after any communication or notice (verbal or written) of a pending program trade.

     7.  Investment  Clubs.  You may not be a member of an investment  club that trades  in and  owns  Securities  in which  members  have an  interest.  Such an investment club is regarded by this Policy as your personal  account,  and it is usually  impracticable for you to comply with the rules of this Policy,  such as pre-clearance of transactions, with respect to that investment club. If you were a member of an investment club and a Company  employee on September 1, 2000, you may  either  (i)  resign  from the club by January  31,  2001 or  promptly  upon becoming an Access Person,  and until your  resignation is effective you may not influence  or control  the  investment  decisions  of the club,  or (ii) you may continue as a member,  but only if the club is regarded as your personal account and you (and the club) meet all of the  requirements of this Policy with respect to every securities transaction by the club, including pre-clearance, prohibited and restricted transaction, and reporting requirements.

     8.  Reporting  Requirements.  You are  required  to provide  the  following reports of your Security holdings and transactions to the Compliance  Assistant.
Remember that your reports also relate to members of your  Immediate  Family and the accounts referred to under section A,  "Applicability of the Policy," above.
Please review the definition of Securities in the  "Definitions"  section of the
Code of Ethics above.  Securities  include not only  publicly  traded stocks and bonds, including shares of EVC, all closed-end funds (including interval funds), and Funds and Sub-advised  Funds,  but also stock in closely held  corporations, partnership interests, and derivatives.  Securities do not include shares issued by open-end investment  companies registered under the Investment Company Act of
1940 (other than the Funds and  Sub-advised  Funds),  direct  obligations of the government of the United  States,  bankers  acceptances,  bank  certificates  of
deposit,   commercial  paper,  or  high  quality  short-term  debt  instruments, including repurchase agreements.

     Please refer to the attached Procedures for reporting procedures and forms.

     a.  Initial  Report of  Holdings.  Within ten (10) days after you become an
Access  Person,  you must  submit to the  Compliance  Assistant a report of your holdings of  Securities,  including the title,  type,  exchange  ticker or CUSIP number (if  applicable),  number of shares and principal amount of each Security held as of a date not more than forty-five (45) days before you became an Access
Person.  Your  report must also  include the name of any broker,  dealer or bank with whom you maintain an account for trading or holding any type of securities, whether  stocks,  bonds,  mutual funds, or other types and the date on which you submit the report to the Compliance Assistant.

     If you are an  Independent  Fund  Trustee,  you do not have to  provide  an initial report.

     b. Annual Report of Holdings. After January 1 and before January 20 of each year, you must submit to the  Compliance  Assistant a report of your holdings of
Securities,  current within forty-five (45) days before the report is submitted, including  the

                                       12

title, type,  exchange ticker or CUSIP number (if applicable),  number of shares and principal amount of each Security.  Your report must include the name of any broker,  dealer or bank with whom you maintain an account for trading or holding any type of securities,  whether stocks, bonds, mutual funds, or other types and the date on which you submit the report to the Compliance Assistant.

     If you are an  Independent  Fund  Trustee,  you do not have to  provide  an annual report.

     c. Quarterly  Transaction Report.  Within thirty (30) days after the end of each calendar quarter,  you must submit to the Compliance  Assistant a report of your transactions in Securities  during that quarter,  including the date of the transaction,  the title, type,  exchange ticker or CUSIP number (if applicable), the interest  rate and maturity date (if  applicable),  and the number of shares and  principal  amount of each  Security in the  transaction,  the nature of the transaction  (whether  a  purchase,  sale,  or  other  type  of  acquisition  or disposition,  including  a  gift),  the  price  of the  Security  at  which  the transaction  was  effected,  and the name of the broker,  dealer or bank with or through the  transaction  was  effected.  If you  established  an account with a broker,  dealer or bank in which any Security was held during that quarter,  you must  also  state  the  name of the  broker,  dealer  or bank  and the  date you established the account The report must state the date on which you submit it to the Compliance Assistant.

     If you are an  Independent  Fund  Trustee,  you do not  have to  provide  a quarterly  transaction  report  unless  you knew or, in the  ordinary  course of fulfilling your official duties as a trustee,  should have known that during the fifteen  (15) day  period  immediately  before or after  your  transaction  in a
Security, the fund purchased or sold the Security, or the fund or its investment adviser considered purchasing or selling the Security.

     You do not have to submit a quarterly  transaction  report if (i) copies of all of your transaction confirmations and account statements are provided to the
Compliance  Assistant  for that quarter  (see  paragraph  9,  "Confirmations  of
Transactions  and Account  Statements,"  below),  or (ii) all of the information required  in such report is, on a current  basis,  already in the records of the
Company (as, for example,  in the case of  transactions in EVC stock through the
EVC employee stock purchase plan or by the exercise of stock options).

     9.  Confirmations of Transactions and Account  Statements.  You must ensure that each broker,  dealer or bank with which you maintain an account send to the
Compliance  Assistant,  as soon as practicable,  copies of all  confirmations of your Securities  transactions  and of all monthly,  quarterly and annual account statements.  See section A,  "Applicability  of the Policy - What  Accounts  are
Covered," above.

     This  requirement does not apply to (a) fund trustees who are not employees of a  Company  or (b)  Securities  transactions  involving  shares  of a Fund or
Sub-advised Fund where EVD acts as your broker.

                                       13

     If you certify to the Compliance  Assistance that the Compliance  Assistant has received all of your  confirmations and account  statements by the date your quarterly  transaction report is due, and if those  confirmations and statements contain all of the information  required in your quarterly  transaction  report, you do not have to submit that report.

E.   Additional Rules Applicable to Investment Professionals

     If you are an  Investment  Professional,  you are subject to the  following rules,  in addition  to the "Rules  Applicable  to Access  Persons" in section D above.  Before engaging in any personal Securities  transactions,  please review those rules, which include pre-clearance and reporting requirements,  as well as restricted transactions.

     The following rules relate to the requirement that transactions for Clients whose  portfolios  you  manage,  or for  whom  you  make  recommendations,  take precedence over your personal  Securities  transactions,  and therefore  Clients must be  given  the  opportunity  to trade  before  you do so for  yourself.  In addition,  it is imperative to avoid conflicts,  or the appearance of conflicts, with Clients' interests. While the following Securities transactions are subject to  pre-clearance  procedures,  you are  responsible for avoiding all prohibited transactions,  and you may not rely upon the pre-clearance procedures to prevent you from violating these rules.

     Reminder:  When  this  Policy  refers  to  "you" or your  transactions,  it includes your  Immediate  Family and accounts in which you or they have a direct or indirect beneficial  interest,  and over which you or they exercise direct or indirect  influence or control.  See section A,  "Applicability  of the Policy,"
above.  Check the definition of "Securities" and of other  capitalized  terms in the "Definitions" section of the Code of Ethics above.

     1. Prohibited Transactions: All Investment Professionals. You may not cause or  recommend  a Client to take  action for your  personal  benefit.  Thus,  for example,  you may not trade in or  recommend a security for a Client in order to support or enhance the price of a security in your personal  account,  or "front run" a Client.

     2. Prohibited Transactions: Portfolio Managers and Investment Counselors.

     a.  Personal  Trades in Same  Direction  as Client.  If you are a portfolio manager or an investment  counselor,  you may not purchase any Security for your personal account until one day after you have purchased that Security for Client portfolios  that you manage.  You may not sell any  Security  for your  personal account  until one day after you have sold that  Security for Client  portfolios that you manage.

     b. Personal Trades in Opposite Direction as Client:  Seven-Day Blackout. If
you are a portfolio  manager or an  investment  counselor,  you may not sell any
Security  for your  personal  account  until the eighth (8th) day after you have purchased  that  Security  for Client  portfolios  that you manage.  You may not purchase any Security for your personal

                                       14

account  until the eighth (8th) day after you have sold that Security for Client portfolios that you manage.

     c. Trading Before a Client. If you are a portfolio manager or an investment counselor,  before you place an order to purchase a Security  for a Client,  you must disclose to the  Investment  Compliance  Officer if you have purchased that
Security  for your  personal  account  within  the  preceding  seven  (7)  days.
Depending upon the circumstances, there may be no impact on your prior purchase, or you may be  required to sell that  Security  before it is  purchased  for the
Client,  or you may have to pay to the Client's  account the difference  between your and the Client's purchase price for the Security,  if your price was lower.
Before you place an order to sell a Security for a Client,  you must disclose to the  Investment  Compliance  Officer  if you have  sold that  Security  for your personal  account  within  the  preceding  seven  (7) days.  Depending  upon the circumstances, you may or may not be required to pay to the Client's account the difference  between your and the Client's sales price for the Security,  if your price was higher.

     Because your responsibility is to put your Client's interests ahead of your own, you may not delay taking  appropriate action for a Client in order to avoid potential adverse consequences in your personal account.

     3. Prohibited  Transactions:  Investment Analysts. If you are an investment analyst,  before you  purchase or sell a Security,  Clients must be afforded the opportunity to act upon your  recommendations  regarding such Security.  You may not  purchase or sell any Security  for which you have  coverage  responsibility unless either (i) you have first broadly  communicated  throughout  the relevant investment group your research  conclusion  regarding that Security  (through an
Analyst Select Portfolio  recommendation  or Security rating,  including the MSL security rating) and afforded suitable Clients  sufficient time to act upon your recommendation (as set forth below), or (ii) you have first determined, with the prior concurrence of the Investment  Compliance Officer, that investment in that
Security is not suitable for any Client.  If your research  conclusions  are not communicated  through an Analyst  Select  Portfolio  recommendation  or Security rating,  before  you  purchase  or sell a Security  for which you have  coverage responsibility,  you must first obtain the approval of the Investment Compliance
Officer.

     a.  Personal  Trades  Consistent  with New or  Changed  Recommendations  or
Ratings.  If you are an  investment  analyst,  you may not  purchase or sell any
Security  for  which you have  coverage  responsibility  until  the third  (3rd)
business day after you have broadly communicated a new or changed recommendation or rating for such  Security to the  Investment  Professionals  in the  relevant
department,   and  then  only  if  your  transaction  is  consistent  with  your recommendation or rating.

     b. Personal  Trades  Inconsistent  with New or Changed  Recommendations  or
Ratings.  If you are an  investment  analyst,  you may not  purchase or sell any
Security  for which you have  coverage  responsibility  until the tenth  (10th )
business  day  after  you  have  broadly   communicated   your  new  or  changed
recommendation  or rating for such Security

                                       15

to the Investment Professionals in the relevant department,  if your transaction is inconsistent with your  recommendation or rating. You must pre-clear any such transaction  and disclose to the Investment  Compliance  Officer the reasons you desire to make a trade inconsistent with your recommendation or rating.

     c. Trading before  Communicating a Recommendation  or Rating. If you are an
investment   analyst  who  is  in  the  process  of  making  a  new  or  changed
recommendation   or  rating  for  a  Security   for  which  you  have   coverage
responsibility,  but  you  have  not  yet  broadly  communicated  your  research conclusions and  recommendations  or ratings for such Security to the Investment
Professionals  in the relevant  department,  you are prohibited  from trading in that Security.

     4.  Required  Disclosures:  Investment  Analysts.  If you are an investment analyst, before you make a recommendation that a Security be purchased,  sold or held by a Client, you must disclose to the Investment  Compliance Officer and to any Investment  Professionals to whom you make the  recommendation any direct or indirect beneficial interest you may have in that Security.

                                       16

                                     PART II

                                EATON VANCE CORP.
                                And SUBSIDIARIES

    CODE OF BUSINESS CONDUCT AND ETHICSFor Directors, Officers and Employees

               Adopted by the Board of Directors and effective on
                 October 31, 2004 (as revised February 1, 2005)

     Eaton Vance Corp. ("Corporation") desires to be a responsible member of the various communities in which it does business and to assure the welfare of those dependent upon the  continuation of the  Corporation's  good health,  namely its shareholders,  employees,  customers  and  suppliers.  It is the  policy  of the
Corporation  to comply with all laws and to conduct its business in keeping with the  highest  moral,  legal,  ethical and  financial  reporting  standards.  The
Corporation's  policies apply equally to employees at all levels,  and this Code of  Business  Conduct and Ethics  ("Code")  applies to all  Subsidiaries  of the
Corporation  ("Subsidiary" is a company of which the Corporation holds, directly or indirectly,  all of the ownership  interests) and their officers,  directors, managers  and  employees  to the  same  extent  as  those  of  the  Corporation.
Accordingly,  the term  "Corporation"  in this Code  includes  each  Subsidiary, unless otherwise indicated.

     The  Corporation  welcomes and  appreciates  the efforts of  employees  who communicate  violations  or  suspected  violations  of this  Code,  and will not tolerate any form of retaliation  against  individuals  who in good faith report possible  misconduct even if, upon  investigation,  their suspicions prove to be
unwarranted.   To  facilitate  its  compliance  efforts,   the  Corporation  has
established  a  Business  Conduct  and  Ethics  Committee  ("Ethics  Committee")
consisting  of the  following  officers of Eaton  Vance  Corp.:  Executive  Vice
President;   Chief  Legal   Officer;   Chief   Financial   Officer;   and  Chief
Administrative Officer.

     All  officers  and  managers  of  the   Corporation   are  responsible  for
communicating  and  implementing  these policies  within their specific areas of supervisory responsibility.

     Of course,  no code of conduct can replace  the  thoughtful  behavior of an ethical  director,  officer or employee,  and the  Corporation  relies upon each individual  within the organization to act with integrity,  to use good judgment and to act appropriately in any given situation.  Nevertheless,  we believe that this Code can help focus the Eaton Vance Corp. Board of Directors  ("Board") and
the Corporation's  management on areas of ethical risk,  provide guidance to our personnel  to help them to recognize  and deal with  ethical  issues and help to foster a culture of honesty and accountability.  We encourage each member of the
Board  ("Director")  and  management and each other employee to review this Code carefully,  ask any questions  regarding the policies and procedures embodied in this Code to ensure that everyone understands each such policy and

                                       17

procedure and the overall intent of the Code, and make every effort to remain in full compliance with both the letter and spirit of this Code.

     Without  limiting the generality of the above,  the following  presents the
Corporation's  policy on specific  topics  concerning  business ethics and legal compliance.

     Conflicts of Interest

     The Corporation's officers,  Directors and employees have a duty to be free of conflicting  interests that might influence their decisions when representing the Corporation.  Consequently, as a general matter, our Directors, officers and employees  are not  permitted  to maintain  any  conflict  of interest  with the
Corporation,  and should make every effort to avoid even the  appearance  of any such  conflict.  A "conflict of interest"  occurs when an  individual's  private interest  interferes  in any way - or  even  appears  to  interfere  - with  the
Corporation's  interests  as a whole.  A conflict of  interest  can arise when a
Director,  officer or employee  take actions or has  interests  that may make it difficult to perform his or her company work objectively and effectively or when a Director,  officer or employee or a member of his or her family  receives  any improper  personal  benefits  as  a  result  of  his  or  her  position  in  the
Corporation.  Any officer or  employee  who  believes  that he or she may have a potential  conflict of interest  must report his or her  concerns to a member of the  Corporation's  Ethics Committee  immediately.  Any individual  Director who believes that he or she has a potential  conflict of interest  must  immediately report his or her concerns to the Chairman of the Board,  who shall consult with the Ethics Committee on such matters.

     Without limiting the generality of this Code's  prohibition on conflicts of interest involving the Corporation's officers, Directors and employees:

     o    The Corporation's dealings with suppliers, customers,  contractors and others  should be based  solely on what is in the  Corporation's  best interest,  without favor or  preference to any third party,  including close relatives.

     o    Employees  who deal with or  influence  decisions  of  individuals  or organizations  seeking to do business with the  Corporation  shall not own interests in or have other personal  stakes in such  organizations that might affect the  decision-making  process and/or the objectivity of such employee,  unless expressly authorized in writing by the chief executive  officer of the  Corporation  after the interest or personal stake has been disclosed.

     o    Employees  shall not do  business  on behalf of the  Corporation  with close relatives,  unless expressly  authorized in writing by the chief executive  officer of the Corporation  after the relationship has been disclosed.

Directors, officers and employees, while representing the Corporation, shall not seek or accept from any prospective or current  provider of goods or services to the Corporation or any prospective or current  investment  management  client of the Corporation ("Client") any gift, favor,  preferential  treatment, or special arrangement of "Material Value." "Material Value" includes such items as tickets for  theater,  musical,  sporting or other

                                       18

entertainment  events  on a  recurring  basis;  costs of  transportation  and/or lodging to  locations  outside of the  Corporation's  headquarter  city,  unless approved in advance by an  appropriate  senior  executive of the  Corporation as having a legitimate business purpose;  personal loans or guarantees of loans; or
preferential brokerage or underwriting  commissions or spreads or allocations of shares  or  interests  in an  investment.  "Material  Value"  does  not  include occasional meals or social gatherings for business purposes;  occasional tickets for theater,  musical,  sporting or other  entertainment  events  conducted  for business  purposes;  or occasional small gifts or mementos with a value of under
$100.

     If you are an employee of Eaton Vance Distributors,  Inc. ("EVD"),  you are
also subject to the rules of the National  Association  of  Securities  Dealers,
Inc. ("NASD"). Please check with the Chief Compliance Officer of EVD if you have any questions about those rules.

     Certain  conflicts  of  interest  arise  out  of the  relationship  between officers of the Corporation and the investment companies sponsored or advised by the  Corporation  (the  "EV  Funds"),  and  are  subject  to  provisions  in the
Investment  Company Act of 1940  ("Investment  Company Act") and the  Investment
Advisers Act of 1940 ("Investment Advisers Act") and the regulations  thereunder that address conflicts of interest. For example, officers of the Corporation may not individually engage in certain transactions (such as the purchase or sale of securities  or other  property)  with the EV Funds  because  of their  status as
"affiliated  persons" of "affiliated persons" of the EV Funds. The Corporation's and the EV Funds' compliance programs and procedures are designed to prevent, or identify and correct,  violations of such provisions. This Code does not, and is not intended to, duplicate, change or replace those programs and procedures, and such conflicts fall outside of the parameters of this Code.

     Although  typically not  presenting an  opportunity  for improper  personal benefit,  conflicts arise from, or as a result of, the contractual relationships between  the  Corporation  and the EV Funds,  the  officers of which may also be officers of the Corporation. As a result, this Code recognizes that the officers of the Corporation,  in the normal course of their duties (whether  formally for the  Corporation or for the EV Funds,  or for all of them),  will be involved in establishing  policies  and  implementing  decisions  that will  have  different effects on each entity.  The participation of the officers in such activities is inherent  in  the  contractual  relationships  between  those  entities  and  is consistent  with the  performance by the officers of their duties as officers of the  Corporation.  Thus, if performed in conformity  with the  provisions of the
Investment Company Act and the Investment  Advisers Act, such activities will be deemed to have been handled  ethically.  In addition,  the Board recognizes that officers of the  Corporation  may also be officers or  employees  of one or more investment  companies  or  Subsidiaries  covered by this Code or other  codes of ethics.

Corporate Opportunities

     Each of our Directors,  officers and employees holds a personal duty to the
Corporation to advance the Corporation's  legitimate business interests when the

                                       19

opportunity so arises.  No Director,  officer or employee of the  Corporation is permitted to:

     o    take personally,  whether for economic gain or otherwise, any business opportunity discovered though the use of the Corporation's property or information or such person's position with the Corporation, where such opportunity  might be taken by the  Corporation,  unless,  after  full disclosure, it is authorized in writing by the chief executive officer of the Corporation;

     o    use any of the Corporation's corporate property,  information,  or his or  her  position  with  the  Corporation  for  personal  gain  to the detriment of the Corporation; or

     o    compete with the Corporation.

Confidentiality/Insider Information

     It is  imperative  that our  Directors,  officers and  employees  safeguard confidential  information  including,  but not limited to, information regarding transactions  contemplated by the Corporation  and the  Corporation's  finances, business,  computer  files,  employees,  present and  prospective  customers and suppliers  and  stockholders.  You must not  disclose  confidential  information except where  disclosure  is  authorized by the  Corporation's  chief  executive officer or Legal  Department,  or is otherwise  required by applicable law. Your
obligation  to  preserve  and  not  disclose  the   Corporation's   confidential
information continues even after your employment by the Corporation ends.

     You must keep  confidential,  and not discuss  with anyone other than other employees for valid business purposes,  information  regarding Client investment portfolios,  actual or proposed  securities trading activities of any Client, or investment  research  developed in the Corporation.  You should take appropriate steps, when  communicating  the foregoing  information  internally,  to maintain confidentiality,  for example,  by using  sealed  envelopes,  limiting  computer access, and speaking in private.

     As noted above, no officer,  Director or employee of the Corporation may in any manner  use his or her  position  with the  Corporation  or any  information obtained in connection  therewith for his or her personal gain. Your obligations to the Corporation in this regard within the context of non-public, or "insider"
information  regarding the Corporation  compel particular  emphasis.  Directors, officers and employees must not disclose or use or attempt to use "confidential"
or "insider"  information  to further their own interests or for personal  gain, economic  or  otherwise  or for any  other  reason  except  the  conduct  of the
Corporation's business.

                                       20

     "Insider  information"  is  non-public  information  that could  affect the market  price of our stock or  influence  investment  decisions.  Our  officers, directors and  employees  are  prohibited  from  disclosing or using  non-public information  for  personal  gain,  whether  through the  purchase or sale of our publicly  traded  securities  or  otherwise,  and are  urged to  avoid  even the appearance of having disclosed or used non-public information in this manner. To use non-public information for personal financial benefit or to "tip" others who might make an investment  decision on the basis of this  information is not only unethical  but also illegal and may result in civil and/or  criminal  penalties.
Every employee is  responsible  for being familiar with the Eaton Vance Policies and Procedures in Prevention of Insider Trading, available upon request from the
Chief Compliance Officer of Eaton Vance Corp.

Protection and Proper Use of Other Corporation Assets

     All of our Directors,  officers and employees  should endeavor at all times to protect  our  Corporation  assets  and ensure  their  efficient  use.  Theft, carelessness  and waste  can have a direct  impact  on the  Corporation  and our profitability;  corporate  assets  should be used only for  legitimate  business purposes and in an otherwise responsible and reasonably efficient manner.

Fair Dealing

     Although other sections of this Code  specifically  address your compliance with applicable laws and regulations and other  standards,  as a general matter,
all  of  our  directors,   officers  and  employees  shall  endeavor  under  all
circumstances  to deal fairly with our  customers,  suppliers,  competitors  and employees. No Director, officer or employee of the Corporation shall take unfair advantage  in the context of his or her  position  with the  Corporation  of any other person or entity through  manipulation,  concealment,  abuse of privileged information,  misrepresentation  of  material  fact or any other  unfair-dealing practice.

Compliance with Laws and Regulations

     The   Corporation  and  its  employees  shall  comply  with  all  laws  and regulations  applicable  to its  business,  including,  but not  limited to, the following:

Securities Law. Applicable federal and state securities laws,  including but not limited to the Securities Act of 1933, the Securities  Exchange Act of 1934, the
Sarbanes-Oxley  Act of 2002, the Investment  Company Act of 1940, the Investment
Advisers  Act of 1940,  and the  rules and  regulations  of the  Securities  and
Exchange Commission (the "SEC"), as well as applicable rules of the NASD and, in the case of Eaton Vance Corp.,  the listed  company  rules of the New York Stock
Exchange.

Antitrust.  Antitrust  and  related  laws  designed to protect  against  illegal restraint of competition.  The Corporation  will not engage or attempt to engage in agreements with competitors or suppliers to fix or illegally  discriminate in pricing, or participate or attempt to participate in any form of bid rigging.

                                       21

Foreign Activities. The U.S. Foreign Corrupt Practices Act and, in the case of a
Subsidiary  organized and doing  business in a foreign  country,  the applicable laws of such  country.  Actions  taken  outside  the U.S.,  whether by  non-U.S.
personnel  or by  U.S.  personnel  operating  internationally  which  may  be in conformance  with local custom,  may be viewed as against  permissible  American standards of conduct. Accordingly, in instances where U.S. laws, regulations and standards  relating  to ethical  conduct  are more  restrictive  than those of a particular  locality  outside  the  U.S.,  conduct  should be  governed  by U.S.
standards.

     You are not expected to know every detail of these or other applicable laws or rules, but should seek advice from the Corporation's internal auditing staff, independent auditor, or internal legal staff, as appropriate.

Illegal or Unethical Payments

     The  Corporation  does not permit illegal,  improper,  corrupt or unethical payments  to be made in cash,  property,  or  services  by or on  behalf  of the
Corporation in order to secure or retain or attempt to secure or retain business or other advantages,  including, but not limited to, payments to any employee of a customer or supplier of the  Corporation  for the purpose of influencing  that employee's  actions with respect to his employer's  business.  Such payments may constitute  a crime in most U.S.  and foreign  jurisdictions.  In  jurisdictions where  they are not so  considered,  they are  regarded  by the  Corporation  as unethical  payments.  Agents and representatives of the Corporation are required to  follow  the  provisions  of this  Code in their  dealings  on  behalf of the
Corporation.

Public Officials.  Reasonable business entertainment,  such as lunch, dinner, or occasional athletic or cultural events may be extended to government  officials, but only where permitted by local law.

Customers  and Others.  Business  entertainment  that is  reasonable  in nature, frequency and cost is permitted,  as is the  presentation  of modest gifts where customary.  Because  no clear  guidelines  define  the  point  at  which  social courtesies  escalate to, and may be regarded as, improper or unethical payments, extreme  care must be taken in this  regard.  This is subject to the  applicable rules of the NASD with respect to employees of EVD.

Form of Payments of Amounts Due Agents, Representatives and Others. All payments for  commissions or other similar  obligations are to be paid by check or draft, bank wire transfer,  or other authorized means, and shall, in each case, be made payable  to the  order of the  recipient  or his  authorized  agent.  The use of currency or other forms of "cash" payments is not acceptable.

Accounting and Financial Reporting Standards

     The Corporation  has  implemented  and will comply with generally  accepted accounting  principles  for entries on our books and records.  Entries should be properly  authorized,  complete,  and accurate and reflect the  transactions  to which they relate. No

                                       22

false,  artificial,  misleading  or  deceptive  entries  should  be made for any reason.  No employee of the Corporation  shall provide false  information to, or otherwise mislead, our independent or internal auditors.

     Bank or  other  accounts  shall  be  fully  accounted  for  and  accurately described in our records.

     In  addition to this Code,  Eaton Vance Corp.  has adopted a Code of Ethics for Principal  Executive and Senior Financial  Officers,  which supplements this
Code and is intended to promote (a) honest and ethical  conduct and avoidance of
improper  conflicts  of  interest;   (b)  full,  fair,  accurate,   timely,  and
understandable  disclosure  in  the  Corporation's  periodic  reports;  and  (c)
compliance by such senior financial executives with all applicable  governmental rules and regulations.

Outside Directorships and Employment

     No officer or employee of the Corporation may serve as a director, officer, employee,  trustee,  general  partner,  or paid consultant of any corporation or other entity,  whether or not for pay, without the prior written approval of his or her department head and the Chief Legal Officer.  This restriction  shall not apply to serving any charitable or non-profit organization.

Media Inquiries

     Occasionally,  employees may receive an inquiry from a media representative requesting  information or comment on some aspect of the Corporation's  affairs.
Such questions must be referred to the Corporation's  Director of Public Affairs or the Legal  Department,  unless  specifically  covered  by a formal  procedure adopted by the Corporation.

Political Activities

     Employees are encouraged to participate in political activities as they see fit,  on their  own time and at their  own  expense.  The  Corporation  will not compensate or reimburse employees for such activities.

     The Corporation will not contribute anything of value to political parties, candidates for public office or elected officials, except in jurisdictions where such  contributions  are legal and approved by our Chief  Executive  Officer and
Chief  Financial  Officer and reported to the Board.  Furthermore,  without such approval,  no corporate asset may be used in support of any  organization  whose political  purpose is to influence  the outcome of a referendum or other vote of the electorate on public issues.

Discipline

     Any  employee  who  violates or attempts to violate  this Code or any other formal policies of the Corporation may be subject to disciplinary  action, up to and including termination, in management's discretion.

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Periodic Review and Revision

     Management  reserves  the right to amend and  revise  this Code in its sole discretion.  Management  shall report such  amendments  to the Board at its next following  meeting.  At least annually  Management shall provide a report to the
Board  regarding  material  violations of this Code,  and the Board shall review this Code at least annually.  Employees will be apprised promptly of any changes to the policies, procedures and obligations set forth herein.

Reporting Obligation

     It is the  responsibility  of each of our  employees  who has  knowledge of misappropriation of funds, activities that may be of an illegal nature, or other incidents  involving  company loss, waste, and abuse or other violations of this
Code to promptly  report,  in good faith,  the situation to the Chief Compliance
Officer.

Prohibition Against Retaliation

     Under no  circumstances  may the  Corporation  or any director,  officer or employee of the Corporation discharge,  demote, suspend,  threaten, harass or in any other manner discriminate  against an employee in the terms or conditions of his or her employment on the basis of any lawful act by that employee to:

     o    provide  information,  cause information to be provided,  or otherwise assist in an  investigation  regarding  any conduct which the employee reasonably believes  constitutes a violation of the federal securities laws, the rules and regulations of the SEC or any provision of federal law relating to fraud against  shareholders,  when the  information or assistance is provided to, or the investigation conducted by:

          o    A federal regulatory or law enforcement agency;

          o    Any member of Congress or any committee of Congress; or

          o    Any person with supervisory  authority over the employee (or such other person  working for the  employer who has the  authority to investigate, discover, or terminate misconduct); or

     o    file, cause to be filed,  testify,  participate in or otherwise assist in a proceeding  filed or about to be filed (with any knowledge of the employer) relating to any such alleged violation.

No Rights Created; Not Exclusive Code

     This Code is a statement of certain  fundamental  principles,  policies and procedures that govern the  Corporation's  Directors,  officers and employees in the conduct of the  Corporation's  business.  It is not intended to and does not create any  rights

                                       24

in any employee,  customer,  client,  supplier,  competitor,  shareholder or any other person or entity.

     This Code is not the  exclusive  code of ethics  applicable to employees of the Corporation, who are also subject to the code of ethics - policy on personal securities transactions, designed to comply with the requirements of rules under the Investment Company Act of 1940 and the Investment Advisers Act of 1940.

                                       25

                               GENERAL PROVISIONS

     1.  Maintenance  of List of Access  Persons and  Investment  Professionals:
Notification.  The  Compliance  Assistant  shall  maintain  a list of all Access
Persons and  Investment  Professionals,  shall notify each of his or her status, and shall ensure that each has received a copy of the Code of Ethics.

     2. Review of Securities Reports.  The Chief Compliance Officer shall ensure that all  Initial  and  Annual  Reports of  Securities  Holdings  and  Quarterly
Transaction Reports,  together with all Securities Transaction Confirmations and
Account  Statements  received by the Compliance  Assistant,  will be reviewed in accordance with the attached Procedures (Appendix 1).

     3. Certifications by Employees.  Each employee of a Company must certify at the time of hire and annually  thereafter that he or she has read and understood the Code of Ethics and has  complied  and will  comply with its  provisions.  In addition upon any revision to a Company's Code of Ethics,  each employee of that
Company  must  certify  that  he or she has  read  the  Code,  as  revised,  and understands and will comply with its provisions.

     4. Fund Board  Approval.  The Board of Trustees  of each Fund,  including a majority of the Independent Fund Trustees,  has approved this Code of Ethics and must approve any material  change  hereto within six months after such change is adopted.

     5. Annual Report to Fund Board. At least annually each Company shall submit
to  the  Board  of  Trustees  of  each  Fund  and  each   Sub-advised  Fund  for
consideration  a written  report that (i) describes any issues arising under the
Code of Ethics or the  Procedures  since the last  report the  Board,  including information  about  material  violations of the Code of Ethics or the Procedures and the sanctions imposed in response to material violations, and (ii) certifies that each Company has adopted procedures  reasonably necessary to prevent Access
Persons from violating the Code of Ethics.

     6.  Recordkeeping  Requirements.  Each Company shall maintain the following records at its  principal  place of business in an easily  accessible  place and
make  these  records  available  to  the  Securities  and  Exchange   Commission
("Commission") or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     (1)  copies of the Code of Ethics  currently in effect and in effect at any time within the past five (5) fiscal years;

     (2)  a record  of any  violation  of the Code of Ethics  and of any  action taken as a result of the violation, to be maintained for at least five
          (5) years  after  the end of the  fiscal  year in which the  violation occurred;

     (3)  copies of each  report  referred to in sections C or D.8 of the Policy on Personal Securities  Transactions  ("Policy"),  Part I above, to be maintained  for

                                       26

          at least five (5) years  after the end of the fiscal year in which the report is made or information provided (notwithstanding the foregoing, any  confirmation  relating to a Securities  transaction  subsequently reported in a monthly,  quarterly or annual  account  statement may be disposed of following the receipt of such account statement);

     (4)  a record of all persons,  currently or within the past five (5) fiscal years, who are or were required to make reports referred to in section
          D.8 of the Policy and who are or were  responsible  for reviewing such reports;

     (5)  copies  of each  certification  referred  to in  paragraph  3 of these
          General  Provisions  made by a person who currently is, or in the past five (5) years was,  subject to this Code of Ethics,  to be maintained for at  least  five (5)  years  after  the  fiscal  year in which  the certification made; and

     (6)  a copy of each Annual Report to a Fund Board  referred to in paragraph
          5 above, to be maintained for at least five (5) years after the end of the fiscal year in which it was made.

     7.  Confidentiality.  All  reports  and  other  documents  and  information supplied by any employee of a Company or Access  Person in  accordance  with the requirements  of this Code of Ethics shall be treated as  confidential,  but are subject to review as provided herein and in the Procedures, by senior management of EVC, by representatives  of the Commission,  or otherwise as required by law, regulation, or court order.

     8.  Interpretations.  If you have any  questions  regarding  the meaning or interpretation of the provisions of this Code of Ethics, please consult with the
Compliance Attorney.

     9.  Violations  and  Sanctions.  Any employee of a Company who violates any provision of this Code of Ethics shall be subject to sanction, including but not limited to censure, a ban on personal  Securities  trading,  disgorgement of any profit  or  taking  of  any  loss,  fines,  and  suspension  or  termination  of employment.  Each sanction shall be recommended by the Chief Compliance  Officer and  approved  by the  Management  Committee  of EVC.  In the  event  the  Chief
Compliance  Officer  violates any  provisions of this Code of Ethics,  the Chief
Legal  Officer  shall  recommend  the sanction to be imposed for approval by the
Management Committee of EVC.

     If the Chief  Compliance  Officer believes that any Fund trustee who is not an employee of a Company has  violated any  provision  of the Policy,  he or she shall so advise the trustees of the Fund,  providing full particulars.  The Fund trustees,  in  consultation  with  counsel  to the Fund  and/or  counsel  to the
Independent Trustees,  shall determine whether a material violation has occurred and may impose such sanctions as they deem appropriate.

     In adopting and approving this Code of Ethics,  the Company and the Fund or
Sub-advised  Fund Boards of Trustees do not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 17j-1 under the Investment Company Act of 1940.

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                                       END

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